                                                                  EXHIBIT 10.1

                           SOFTWARE LICENSE AGREEMENT
                          (Insur-Web and Insur-Enroll)

         This Software License Agreement (this "Agreement") is made and entered into by and between HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis"), and UICI, a Delaware corporation ("UICI").

         WHEREAS, UICI and HealthAxis, as successor by merger to Insurdata Incorporated, are parties to that certain Information Technology Services Agreement dated January 3, 2000 (the "UICI Master Services Agreement"), pursuant to which HealthAxis provides UICI and its affiliates various information technology services as more particularly provided therein; and

         WHEREAS, HealthAxis provides a variety of software and web-enabling technology solutions for the distribution and administration of health insurance products which are not covered by, and expressly excluded from, the UICI Master Services Agreement; and

         WHEREAS, UICI now desires to license certain of such software and web-enabling technology from HealthAxis for use by UICI and its affiliates, all as more particularly provided hereinbelow.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged and confessed, HealthAxis and UICI do hereby agree as follows:

                                    ARTICLE I
                                LICENSED SOFTWARE

As used in this Agreement, the term "Licensed Software" shall mean the HealthAxis Insur-Web and Insur-Enroll proprietary software and technology solutions as more particularly described in Exhibit "A" attached hereto. The Licensed Software includes any and all modifications, enhancements and future revisions of such software, regardless of the form in which they are made available, which are provided by HealthAxis to UICI pursuant to this Agreement.

                                   ARTICLE II
                        LICENSE AND AGREEMENTS REGARDING
                          USE OF THE LICENSED SOFTWARE

HealthAxis and UICI hereby agree to the following terms and conditions with regard to the licensing and use of the Licensed Software by UICI:

2.1 Grant of License. In consideration of the payment by UICI of the License Fee as provided in Section 4.1 below, HealthAxis does hereby grant to UICI and its Authorized Affiliates (as hereinafter defined) an enterprise-wide, perpetual license to use, modify, enhance, and make derivative works of the Licensed Software, in all cases solely and exclusively for use in and in connection with UICI and its Authorized Affiliates' direct distribution and administration of their own health insurance products and related services on systems owned and operated by UICI and/or such Authorized Affiliates. For purposes of this Agreement, the term "Authorized Affiliate" shall mean any entity in which UICI is the legal or beneficial owner of a majority of the voting ownership interests on a fully diluted basis. The license granted in this Section 2.1 includes both the source and object code versions of the Licensed Software, and shall be non-exclusive. Subject to payment by UICI of the monthly Maintenance Fees as provided below, the license granted herein includes all updates and future releases of the Licensed Software to be provided to UICI and the Authorized Affiliates promptly upon release. UICI and its Authorized Affiliates shall have no right to sublicense or otherwise distribute the Licensed Software.

2.2 Delivery and Source Code Release. Simultaneously with receipt of payment of the License Fee, HealthAxis will deliver to UICI the current version of the Licensed Software, in source and object code version, which shall be available for immediate use by UICI and its Authorized Affiliates. UICI's use of the source code of the Licensed Software shall be limited to the right to modify and make derivative works thereof for its own use, and in all cases solely and exclusively for use by UICI and the Authorized Affiliates in and in connection with UICI and the Authorized Affiliates' direct distribution and administration of their own health insurance products on systems owned and operated by UICI and/or the Authorized Affiliates in accordance with the terms, conditions and provisions of the license granted in this Agreement. UICI and the Authorized Affiliates shall not have the right to otherwise use the source code or the Licensed Software, or to sublicense, deliver, distribute or disclose the Licensed Software to any third party whatsoever except with respect to third parties performing services on behalf of UICI who have agreed in writing, using a form approved by HealthAxis, to maintain the confidentiality of the source code and to otherwise use same solely in accordance with the terms, conditions and provisions of this Agreement for and on behalf of UICI and the Authorized Affiliates, and not otherwise.

2.3 Non-disclosure of Source Code. UICI and each Authorized Affiliate shall take appropriate action by instruction, agreement, or otherwise, with any employees who are permitted access to the source code of the Licensed Software to inform such persons of the confidential and proprietary nature thereof, and to have appropriate agreements with such employees to satisfy the obligations under this Agreement with respect to use, copying, modification, protection, and security of the source code. UICI agrees to immediately report to HealthAxis any and all breaches of the confidential nature of the source code committed by it or its Authorized Affiliates or any of their employees, agents, or other persons obtaining access to the Licensed Software through them, and agrees to cooperate with HealthAxis in the event any dispute or litigation arises concerning the matters covered in this Section 2.3. UICI HEREBY AGREES THAT THE LIMITATIONS OF LIABILITY CONTAINED IN SECTION 8.1 HEREIN SHALL NOT APPLY WITH RESPECT TO ANY CLAIMS, LOSSES OR DAMAGES SUFFERED OR INCURRED BY HEALTHAXIS AS A RESULT OF UICI'S OR ANY AUTHORIZED AFFILIATE'S, OR ANY OF THEIR EMPLOYEE'S WRONGFUL USE OR DISCLOSURE OF THE SOURCE CODE OF THE LICENSED SOFTWARE, OR INTENTIONAL DISCLOSURE OF, OR FAILURE TO PROTECT, THE SOURCE CODE OF THE LICENSED SOFTWARE AS REQUIRED HEREIN.

                                   ARTICLE III
                MAINTENANCE AND SUPPORT OF THE LICENSED SOFTWARE

In consideration of, and subject to, the payment by UICI of the monthly Maintenance Fees as provided in Section 4.2 below, HealthAxis will provide the following maintenance and support to UICI and the Authorized Affiliates with regard to the Licensed Software in a timely and professional manner. The provisions of this Article III apply to the Licensed Software only, and are not applicable with respect to other customized software or services provided by HealthAxis, or any third party software, the maintenance and support of all of which shall be governed by the provisions of Article V of this Agreement to the extent provided or supported by HealthAxis:

3.1 Product Support. Product support will be provided through the HealthAxis Customer Care Unit (CCU). UICI and its Authorized Affiliates will provide their agents, employees and other end-users with 1st level technical and product usage support for the HealthAxis technology components. The CCU will be available to provide 2nd level support to an identified primary and secondary contact within UICI and each Authorized Affiliate. 2nd Level Support includes the logging of change requests, the management of fault reports, and aid in resolution of usage issues. HealthAxis will resolve reported problems in a timely fashion and in accordance with the performance standards set forth in the HealthAxis Operational Procedures Guide as published from time to time.

3.2 Upgrades and New Versions. In consideration of, and subject to, the payment by UICI of the Maintenance Fees, HealthAxis will provide to UICI and the Authorized Affiliates, without further charge, the standard enhancements, upgrades and new release versions of the Licensed Software ("New Version") that may be developed by HealthAxis together with standard documentation. To the extent retrofitting is required as a result of UICI or Authorized Affiliate customizations of standard product, such retrofitting of any New Version is not included and will be provided only in accordance with Article V.

3.3 Product Development. UICI and HealthAxis will meet not less often than twice per year at such times and places as the parties mutually agree to discuss HealthAxis' development plans and any maintenance and support problems. HealthAxis will make reasonable efforts to accommodate UICI's requests for product modifications or enhancements. If UICI requests modifications or enhancements that are not within HealthAxis' standard upgrade plans, HealthAxis will so inform UICI and HealthAxis will not be obligated to make such modifications or enhancements unless UICI and HealthAxis agree to a mutually acceptable financial arrangement and any associated agreed restrictions or provisions regarding the further licensing and/or use of such modifications or enhancements for any third party. HealthAxis further agrees that during the term of this Agreement it will update, modify and maintain the Licensed Software so that it remains compatible with the major hardware platform on which the current version of the Licensed Software operates.

3.4 Future Deliverables. HealthAxis will deliver New Versions to UICI no later than the time HealthAxis releases such products in final release form to any other person or entity, together with any related documentation, for testing and acceptance in accordance with the Operational Procedures Guide and the HealthAxis standard change control procedures.

                                   ARTICLE IV
                          LICENSE AND MAINTENANCE FEES

4.1 License Fee. In consideration of grant of the license by HealthAxis as provided in Article II hereof, UICI shall pay to HealthAxis the license fee (the "License Fee") as provided in Part I of Exhibit "B" attached hereto. The License Fee is a one-time charge for the perpetual license granted herein, and is due and payable in full by wire transfer simultaneously with the execution of this Agreement; provided however, that if at any time during the first twenty-four
(24) months following execution hereof, UICI elects for any reason, or no reason, to cease all use of the Licensed Software and to terminate this Agreement, then UICI shall be entitled to a refund of a prorated portion of the License Fee in an amount determined by multiplying the total License Fee paid by a fraction, the numerator of which shall be the number of whole months remaining in such twenty-four (24) month period, and the denominator of which shall be twenty-four (24).

4.2 Maintenance Fees. In consideration of the maintenance and support to be provided in accordance with Article III hereof, UICI shall pay to HealthAxis the monthly maintenance fees (the "Maintenance Fees") as provided in Part II of Exhibit "B" attached hereto. The Maintenance Fees shall commence effective with the first live use by UICI or any Authorized Affiliate of any module or portion of the Licensed Software and shall be payable each month thereafter for so long as UICI elects to have maintenance and support provided by HealthAxis. UICI may elect to discontinue the maintenance and support it receives from HealthAxis under this Agreement by providing thirty (30) days' written notice to HealthAxis. If UICI elects to discontinue maintenance and support at any time, HealthAxis shall no longer be obligated to provide same under Article III, and HealthAxis shall not be obligated to reinstate the maintenance and support services if UICI subsequently desires to reinstate same following the initial discontinuance by UICI. HealthAxis will invoice UICI on a monthly basis for the Maintenance Fees. Payment on all invoices shall be due net 30 days. The Maintenance Fees are earned each month, and are non-refundable under any circumstances.

                                    ARTICLE V
                              PROFESSIONAL SERVICES

It is anticipated that UICI and various Authorized Affiliates will engage HealthAxis from time to time to provide consulting, design, development, integration, operations and other information technology services in connection with their use of the Licensed Software, including services which are requested by UICI and/or any Authorized Affiliate from time to time in order to (i) facilitate the integration of the Licensed Software with each of their respective operations, (ii) otherwise assist in any new software, equipment, or business partner integration related thereto, (iii) assist in making enhancements or modifications to the Licensed Software as may be requested by UICI or any Authorized Affiliate, (iv) assist in the acquisition and installation of any third-party hardware, software and/or equipment to be utilized in connection with the Licensed Software, and (v) undertake any additional assignments which UICI or any Authorized Affiliate may request regarding their particular use of the Licensed Software (collectively, the "Professional Services"). In such instances, all such Professional Services will be provided pursuant to the terms, conditions and provisions of the UICI Master Services Agreement, and are expressly excluded from the subject matter of this Agreement.

                                   ARTICLE VI
                          REPRESENTATIONS, WARRANTIES
                              AND OTHER AGREEMENTS

6.1 Warranties and Disclaimers.

   (a) HealthAxis hereby represents and warrants that HealthAxis has and will have title to the Licensed Software, and, subject to the limitations as set forth in Section 8.1 hereof, agrees to indemnify and hold UICI and the Authorized Affiliates harmless from any and all damages, liability, loss, costs or expenses, including, but not limited to, reasonable attorneys' fees, arising out of or resulting from any actual patent, copyright, or trade secret claim or action against UICI and/or the Authorized Affiliates regarding the Licensed Software.

   (b) Subject to payment of the Maintenance Fees by UICI as they become due and payable, HealthAxis warrants that all of the base Licensed Software will be free of bugs and defects and perform in accordance with the documentation pertaining thereto, and that HealthAxis will promptly correct any such bugs or defects in accordance with the provisions of
         Article III above at no additional cost to UICI.

6.2 Title; Copyright; and Subsequent Use and Licensing by HealthAxis. All rights in and title to the Licensed Software, and all modifications, enhancements, upgrades and derivative works pertaining thereto, including all New Versions, remain the property of HealthAxis, including all copyrights and other intellectual property rights. UICI hereby acknowledges and agrees that the license granted herein is non-exclusive, and that HealthAxis may license or otherwise grant or assign rights in the Licensed Software to third parties and/or incorporate and/or use derivatives of any such software in other products or other software to be developed by HealthAxis for its own products, or in products to be developed by HealthAxis for third parties for use in products or service offerings which may compete with those of UICI and/or the Authorized Affiliates, or in products which are distinctly different.

6.3 Excluded Items. UICI understands, acknowledges and agrees that the license granted herein pertains to software developed by HealthAxis only, and does not include a license to any third party software or intellectual property which may be necessary or desirable for use in establishing the platform and environment in which the Licensed Software is designed to operate. UICI and/or the Authorized Affiliates shall be solely responsible for obtaining and maintaining such third party software and intellectual property rights, at their sole cost and expense. UICI and the Authorized Affiliates shall have no rights whatsoever with respect to any other HealthAxis software or products not expressly licensed herein. In the event UICI or any Authorized Affiliate subsequently desires to license any other HealthAxis software, then the parties will negotiate in good faith to determine the terms upon which HealthAxis will agree to license any of same to UICI or the Authorized Affiliate.

6.4 Waiver of Most Favored Nations Pricing. UICI acknowledges that the License Fee as provided for herein represents the current HealthAxis standard rate for same, and that other third party customers of HealthAxis may now or hereafter receive more favorable pricing terms from HealthAxis for the license fees payable by such parties for the Licensed Software. In connection therewith, UICI hereby waives the "Most Favored Nations Pricing" provision contained in Section
11.7 of the UICI Master Services Agreement as it may apply to the License Fee provided for in this Agreement. Except for the express waiver contained in the preceding sentence with respect to the Licensed Software, the Most Favored Nations Pricing provision shall continue in full force and effect, including with respect to the Maintenance Fees payable in accordance with this Agreement.

                                   ARTICLE VII
                              TERM AND TERMINATION

7.1 Term. This Agreement shall be effective upon the date of full execution hereof and shall continue for the term of the license granted herein as provided in Section 2.1, unless terminated sooner in accordance with this Article VII.

7.2 Termination. This Agreement may be terminated as follows:

     (a) Upon mutual written agreement between HealthAxis and UICI;

     (b) During the initial twenty-four (24) month period following the execution hereof, UICI may terminate this Agreement for any reason or no reason, in its sole and absolute discretion, in which event UICI will be entitled to a refund of a prorated portion of the License Fee as provided in Section 4.1 hereof. Thereafter, this Agreement may be terminated by UICI at any time following a material breach by HealthAxis of any provision of this Agreement, and such breach continues for sixty (60) days following written notice from UICI to HealthAxis of UICI's intent to terminate for such cause; or

     (c) By HealthAxis (i) at any time if UICI fails to pay any amounts due to HealthAxis under this Agreement, on or before the due date therefor, and such failure continues for thirty (30) days following written notice from HealthAxis to UICI of HealthAxis' intent to terminate for non-payment, or (ii) at any time following a material breach by UICI of any other provision of this Agreement, and such breach continues for sixty (60) days following written notice from HealthAxis to UICI of HealthAxis' intent to terminate for such cause.

7.3 Termination of License. In the event of termination of this Agreement, UICI shall have no further right to continue use of the Licensed Software and shall immediately return all copies of same and documentation pertaining thereto to HealthAxis.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1 Limitations of Liability. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN
ARTICLE VI ABOVE, HEALTHAXIS GRANTS NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH REGARD TO ANY LICENSED SOFTWARE OR SERVICES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF HEALTHAXIS FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF THE LICENSED SOFTWARE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, LOSS OF USE OR DATA, OR INTERRUPTION OF BUSINESS SUFFERED OR INCURRED BY THE OTHER OR ANY OTHER PARTY, WHETHER SUCH DAMAGES ARE LABELED IN TORT, CONTRACT, OR INDEMNITY. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, IN NO EVENT OR CIRCUMSTANCE WHATSOEVER SHALL EITHER PARTY BE LIABLE OR OBLIGATED TO THE OTHER IN CONTRACT, TORT OR OTHERWISE FOR ANY AMOUNT IN EXCESS OF THE AMOUNT OF THE ACTUAL PAYMENTS MADE BY UICI TO HEALTHAXIS DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PROCEEDING THE EVENT OR OCCURANCE GIVING RISE TO SUCH LIABILITY, EACH PARTY'S MAXIMUM LIABILITY HEREUNDER BEING HEREBY LIMITED TO SUCH AMOUNT.

8.2 Confidentiality. HealthAxis and UICI hereby warrant that all information communicated to it by the other party, whether before or after the effective date (the "Confidential Information") will be and, shall be received in strict confidence, and will be used only for purposes of this Agreement, and that no Confidential Information will be disclosed by the recipient party, its agents, contractors or employees without the prior written consent of the other party. Each party agrees to use the same means it uses to protect its own Confidential Information, but in any event not less than reasonable means, to prevent the disclosure of such information to outside parties. However, neither party will be prevented from disclosing information to its counsel or regular public accountants, or from disclosing information which belongs to such party, or is
(i) already known by the recipient party without an obligation of confidentiality other than pursuant to this Agreement; (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party; (iii) rightfully received from a third party; (iv) independently developed without use of the other party's Confidential Information; (v) disclosed without similar restrictions to a third party by the party owning the Confidential Information;
(vi) approved by the other party for disclosure; or (vii) required to be disclosed pursuant to a requirement of a governmental agency or legal requirement if the disclosing party provides the other party with notice of this requirement prior to disclosure.

8.3 Dispute Resolution and Arbitration. Any issue or dispute between the parties arising out of or related to this Agreement or its alleged breach that is not resolved between the parties shall be referred to arbitration in accordance with the provisions of this Section. Any such unresolved issue, dispute or claim shall be resolved exclusively by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Demand for arbitration must be made within either one year after the discovery of the claim on which the demand is based, or one year from the date of termination of this Agreement if discovered after termination. If the claiming party fails to demand arbitration within the applicable one year period specified in the preceding sentence, the claim shall be deemed to be waived and shall be barred from either arbitration or litigation. Either party may invoke arbitration of an issue by serving on the other party a written notice of arbitration, which shall specify with reasonable detail (1) the issue in dispute, (2) the claims asserted, and (3) the remedy sought by the party invoking arbitration. Each party shall appoint one arbitrator to arbitrate the subject issue. The arbitrators shall be appointed within fifteen (15) days of the date of the foregoing described notice. If one party fails or refuses to appoint an arbitrator, then the first arbitrator appointed shall appoint a second arbitrator. Within thirty (30) days of the last of those appointments, the two arbitrators shall appoint a third arbitrator. Each party appointing an arbitrator or for whom an arbitrator is appointed shall bear all costs and expenses associated with that arbitrator, and the cost and expenses associated with the third arbitrator shall be shared equally by the parties. The arbitration hearing shall be held in the Dallas, Texas area. Within ten (10) days after the conclusion of the arbitration proceeding, the arbitrators shall render a written decision of the arbitration and state the reasons for the award and decision. The arbitrators may award costs, including attorney's fees, to the prevailing party. The decision of the arbitrators is binding on the parties, and after the completion of the arbitration, a party to the arbitration may not institute litigation to reverse the decision of the arbitrators. It may, however, institute litigation in any court of competent jurisdiction to enforce the claim or issue determined by the arbitration proceeding.

The parties agree that the only circumstance in which disputes between them shall not be subject to the provisions of this Section 8.3 is where a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that the damages to such party resulting from the breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is the only adequate remedy. If a party files a pleading with a court seeking immediate injunctive relief which is challenged by the other party and the injunctive relief sought is not awarded in substantial part, the party filing the pleading seeking injunctive relief shall pay all of the costs and attorney's fees of the party successfully challenging the pleading.

8.4 Successors and Assigns. This Agreement may be assigned by either party hereto in connection with a merger, consolidation, sale of all or substantially all of the party's assets or similar business combination. In the event of an assignment, merger, asset sale or similar business combination transaction between UICI and another party which is a licensee or customer of HealthAxis,

HealthAxis may have substantial economic or other business interests at risk. In such circumstances, the parties shall negotiate in good faith to attempt to reach agreement on terms of a restructured arrangement that fairly protects the business interests of HealthAxis and UICI (or the other successor entity resulting from the transaction). Until such a restructured agreement is entered into, the services, licenses and other agreements between HealthAxis and each constituent party to the transaction shall continue to be serviced, tracked, reported, paid and provided separately to each constituent organization under its original agreement with HealthAxis as if the transaction had not taken place.

8.5 Survival. Upon any cancellation, termination or rescission of this Agreement, it is the intention of the parties that the provisions of this Agreement shall continue to apply to those duties and obligations which are intended to survive any such cancellation, termination or rescission, including, without limitation, the provisions of Sections 2.3, 6.1, 6.2, 7.3, 8.1, 8.2, 8.3, 8.6 and 8.7 herein.

8.6 Notice. All notices, requests, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed given (i) when delivered by hand; (ii) on the next business day when sent by overnight express mail; (iii) when sent by confirmed facsimile with a copy sent by another means specified in this Section; or (iv) on the third business day after the day of mailing, when mailed by United States mail, registered or certified mail, postage prepaid and addressed as follows:

                  In the case of UICI:

                  UICI
                  4001 McEwen
                  Dallas, Texas 75244
                  Attn: Matthew R. Cassell

                  In the case of HealthAxis:

                  HealthAxis.com, Inc.
                  5215 N. O'Connor Blvd.
                  Suite 800
                  Irving, Texas 75039
                  Attn:  Jim Taylor, V.P. of Finance

8.7 Miscellaneous. THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT. This Agreement and the exhibits, schedules and/or addenda attached hereto supersede all prior agreements and understandings, if any, of the parties hereto relating to the subject matter hereof, including, without limitation, all term sheets and other documentation regarding the formation of this Agreement. This

Agreement may be amended only by an instrument in writing executed by the parties hereto, and supplemented only by documents delivered (or to be delivered) in accordance with the express terms hereof. In case any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal, unenforceable or inapplicable in any respect, such invalidity, illegality, unenforceability or inapplicability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, unenforceable or inapplicable provisions had never been contained herein. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument and facsimile signatures hereon shall be deemed original signatures.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties to be effective as of the 25th day of January, 2001.

ADDRESSES:                                        UICI:

                                                  UICI
4001 McEwen                                       a Delaware corporation
Dallas, Texas 75244

                                                  By:
                                                     ----------------------

                                                     ----------------------
                                                     Its:
                                                         ------------------



                                                  HEALTHAXIS:

                                                  HealthAxis.com, Inc.,
5215 N. O'Connor Blvd.                            a Pennsylvania corporation
Suite 800
Irving, Texas  75039                              By:
                                                     -----------------------

                                                     -----------------------
                                                     Its:
                                                         -------------------

                                   EXHIBIT "A"

                                LICENSED SOFTWARE

                                  I. Insur-Web

Insur-Web Internet Connectivity Software includes common software modules consisting of both application software and database engines. The modules and their basic functionality are described as follows:

Dynamic Content Engine (DCE) determines the rendering of the defined templates to dynamically displaying content.
o Administrative tool creates relationships between templates, pages, zones and content
o    All content is stored in the Dynamic Content Engine database
o Specific content items can be used in multiple locations on the presentation layer (ex. footer information)
o "Descriptors" are assigned to content which can then be used programmatically to display the content; One to many descriptors can be applied
o Approach for some syndication requirements still being developed which will involve the DCE process (ex. Style sheet usage)
o    Very fast database (in server memory) used to display common zones

Personal Space Engine (PSE) is the personal storage facility for profile and quote information and generated documents.
o    Consumer user view and Administrative view of personal space
o For small group specifically, the last quote generated can be stored in the personal space of the user
o Essentially a data store for multiple document types that can be placed there either by a system process or manually
o File types stored directly in the database as binary objects with specific types associated (ex. Word doc)
o Administrator of personal can view or add items directly for a user with an admin ID

Personalization & Membership Engine (PNM) creates accounts and stores security information.
o    PNM Defines System Security Approach:
o    User Access Levels
o    Administrative User Creation and Access Levels to Specific Engines
o    Future information storage for profiling

Plan Definition System (PDS) determines plan availability within a region and maintains feature information.
o    PDS Defines Carrier's Product Offerings Including:
o    Plan Benefits
o    Riders
o    Plan Availability
o    Effective Dates
o    Area Definitions (ZIP code bands)
o    Content for Quote Results
o    co-pay, deductibles, co-insurance

Rating Engine (RTE) Utilizes both the Rate Rules module and Rate Datamart to determine rate quotes.
o    Databases hold the product, rules and rate information
o    Plan Definition holds product information (OLTP database)
o    Rates Datamart holds all combinations of rate attributes (datamart)
o    Rate Rules Database holds the algorithms

Dynamic Forms Engine (DFE) supports the creation and provides the movement of application forms to screen, personal space, and BizTalk XML interface.
o Forms Engine intended to be used on the interface layer where user input is required such as on the application or quote request screens
o Business issue being addressed is how to drive the rapid creation of new online applications
o    Currently the database schema has been developed to store the "forms"

Event Tracking Engine (ETE) contains business rules to support the production of statistics.

Insur- E-Print Forms based virtual merge and print global service which distributes both electronic and paper output.

Insur-Workflow Application software and messaging software (using BizTalk Orchastra and MSMQ) that distributes information.

Insur-E-Pay Application software for the electronic payment of credit card and Account Clearing House (ACH) transactions.

Business Functionality Insur-Retail as well as member, employer and provider self-service business functionality.

                                II. Insur-Enroll

Insur-Enroll includes the following standard product features:

Supported Enrollment Processes
o    New Hire
o    Ongoing "Life Event" Changes
o    Open Enrollment

Web Interfaces
o    Login Page (universal)
o    Employee Interface (EE)
o    Administrative Interface (ADM)
o    Customer Service Interface (CSR)

Login Page Interface
o    Universal for all System Interfaces (Employee, Administrative, CSR)
     -  Personalization & Membership Engine (PNM)
     -  User specific Login ID and Password
     -  Forced "Change Password" functionality
o    Customizable with Client Logo and text
o Secure Access - 40 bit or 128 bit Secure Socket Layer (SSL) encryption technology

Employee Interface
o    Welcome Page -customizable
o    Universal Functionality - all pages
     -  Customizable with Client Logo and text
     -  Task Bar - Online References, Benefit Booklets, E-mail & Help
     -  Progress Bar - completion indicator
     -  Navigation Bars - Forward, Back, Exit, Complete
     -  Employee, Dependent & Current Coverage Data populated via import
     -  Standard data fields (editable & non-editable)
     - Standard data field validations - required, date, alpha, numeric & e-mail formats
     -  Standard error messages based on data validations
     -  Standard Eligibility Rules applied
     -  Unlimited Benefit Plans, Levels of Coverage
     -  Pre-Tax / Post-Tax Deduction Types
     -  Standard Plan Business Rules applied
     -  Web Links to Providers, PCP Directories, Dentist Directories
     -  Links to Online Documents
     - Standard utilization of drop down boxes, free form fields and radio buttons driven by plan business rules
     -  Standard error messages driven by eligibility and plan business rules
o    Employee Information Page
o    Dependent Information Page (with ability to Add/Remove)
o    Medical Coverage Page
o    Primary Care Physician Page
o    Medical Coordination of Benefits Question Page
o    Medical Coordination of Benefits Information Page
o    Dental Coverage Page

o    Dental Coordination of Benefits Question Page
o    Dental Coordination of Benefits Information Page
o    Additional Benefits Page
     -  Vision
     -  Medical Expense FSA
     -  Dependent Care FSA
     -  Long Term Disability Income Protection (LTD)
     -  Short Term Disability Income Protection (STD)
     -  Basic Term Life Insurance
     -  Supplemental Term Life Insurance
     -  Basic Accidental Death & Dismemberment Insurance (AD&D)
     -  Supplemental Accidental Death & Dismemberment Insurance (AD&D)
o Employee 401(k) Information Page (initial Contribution Amount, Fund Options and Funds Allocation elections)
o    Beneficiary Page (with ability to Add/Remove)
o    Summary Of Benefits Page
     -  Insurance Plans/Benefits selected
     -  Per Pay Period Costs per Insurance Plan/Benefit
     -  Pre-Tax or Post-Tax Deduction type selected
     -  Total Per Pay Period Deductions
     -  Customizable "Acknowledgement /Disclaimer"
o    Submitted and Saved Successfully Page
o    Standard Workflow -Confirmation Notice (single destination)

Administrative Interface
o    Admin Main Menu - all pages
     -  Customizable with Client Logo
     -  Displays Current Day/Date
     -  Option to Administer multiple Companies
     -  Help Instructions displayed on each page/sub-page
o    Task Bar (Vertical or Horizontal Functionality)
     -  Admin Tools
        >>  Add Employee Account
        >>  Edit Employee Account
        >>  Add Link
        >>  Remove Link
        >>  Post Announcement
        >>  Remove Announcement
        >>  Add Online Documents
        >>  Remove Online Documents
        >>  Manage Enrollment Period
        >>  Online Reports
o    References
     -  View Summary
o    Enrollment
     -  Edit Employee Enrollment
     -  Confirmation Notices - View & Print

o    Help Desk
     -  Ability to E-mail the HealthAxis Help Desk
o    Log Out

Customer Service Rep (CSR) Interface
o Admin Main Menu - View same as Administrator with limited task bar functionality
o    Limited Task Bar (Vertical or Horizontal Functionality)
o    Enrollment
     -  View Employee Enrollment
     -  Confirmation Notices
o    Help Desk
     -  E-mail Help Desk
o    Log Out

Other Features
o    System Access
o    Internet
     -  Internet Explorer 4.0x or above (SP2)
     -  Netscape Communicator 4.0x or above
o    Data Import/Export
     -  Support for client/system specific file formats
o    Transaction Logging
     -  Major milestones and events

                                   EXHIBIT "B"

PART I.   LICENSE FEE

The one-time up front license fee for the Licensed Software described on Exhibit "A" is $1,836,900.00.

PART II.  MAINTENANCE FEES

The monthly Maintenance Fee for the Licensed Software described on Exhibit "A" is $22,961.25.

PART III. OTHER

UICI shall be responsible for any and all sales, use, excise or similar taxes which arise in connection with, or as a result of the license granted herein and the maintenance and support or any other services or other items provided pursuant to this Agreement.